UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2007 (March 2, 2007)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, California	94303

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 687-3900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2007 Performance Bonus Program.
On March 2, 2007, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”), based upon the approval and recommendation of the Compensation Committee (the “Committee”), approved the adoption of the 2007 Performance Bonus Program (the “Bonus Program”) for the Company’s employees, including its executive officers. The Bonus Program was adopted to attract, motivate and retain the Company’s employees.
In order to be eligible for participation in the Bonus Program, an employee must be employed by the Company for at least six months (i.e. a start date before July 1, 2007) and still be employed at the end of 2007. Employees employed more than six months, but less than one year, are eligible to receive a pro-rated bonus payout. The annual cash bonuses and stock option awards, if any, for all employees, including executive officers, are calculated in accordance with a formula that takes into account base salary and accomplishment of specified corporate, departmental and individual goals. The Board determines the achievement of the corporate goals and the Company’s management team determines the achievement of departmental and individual goals. The relative weighting of the components of the goals, the allocation of awards between cash bonuses and stock option awards, and the percentage of base salary used to determine bonus eligibility vary by the levels of employee, with the bonuses of executive officers being weighted toward achievement of corporate goals, stock option awards and a higher percentage of base salary. Stock option awards are valued based on a Black Scholes calculation of the option award value. Payment of bonuses pursuant to the Bonus Program are based on the achievement of the following corporate goals: (i) certain financing goals; (ii) certain corporate development goals; (iii) achievement of certain clinical trial advancement goals; (iv) corporate/financial goals relating to achievement of certain financial measures; and (v) successful relocation of the Company’s facilities.
The Company expects that the cash and stock bonuses payable for fiscal year 2007, if any, will be calculated in the manner set forth above and will vary depending on the extent to which actual performance meets, exceeds, or falls short of the specified corporate goals and attainment of individual and departmental goals. In addition, the Company’s management team, the Committee and the Board retain the discretion to (i) increase, reduce or eliminate the cash and stock option bonuses that otherwise might be payable to all employees or any individual based on actual performance as compared to pre-established goals, and (ii) structure future or additional bonus and equity incentives in a manner that they believe will appropriately motivate and reward the Company’s employees, including the Company’s executive officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: March 5, 2007	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer